EXHIBIT 4.4


                                                       CLASS B WARRANT AGREEMENT

                               WARRANT AGREEMENT
                               -----------------

          WARRANT AGREEMENT, dated as of October 1, 1998 (this "Agreement") between Marvel Enterprises, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent").

          WHEREAS, as consideration paid by the Company in connection with the settlement and resolution of all disputes between stockholders of Marvel Entertainment Group, Inc., a Delaware corporation ("Marvel"), and the Debtors (as herein defined), in connection with a Fourth Amended Joint Plan of Reorganization under Chapter 11, Title 11, United States Code (the "Plan of Reorganization"), for Marvel, the Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc., and SkyBox International Inc. (collectively, the "Debtors"), jointly proposed by the Company and certain holders of senior secured indebtedness of Marvel, the Company proposes to issue and deliver warrant certificates (the "Warrant Certificates"), at such time, and from time to time as provided in the Plan of Reorganization (the "Warrant Distribution Date") to each holder of an Allowed Unsecured Claim, the LaSalle Claim, an Allowed Equity Interest or Allowed Class Securities Litigation Claim (as defined in the Plan of Reorganization) evidencing Class B Warrants (the "Warrants") to acquire, under certain circumstances, an aggregate of 3,000,000 shares of the 8% cumulative convertible exchangeable preferred stock, $0.01 par value per share, of the Company (the "Preferred Stock"), such number of Warrants and shares of Preferred Stock being subject to adjustment as set forth herein; and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance of the Warrant Certificates and other matters provided herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders (as defined herein), the parties hereto agree as follows:

          SECTION 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Affiliate" means, (i) with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified Person, or any executive officer or director of any such

731156.6
                                        1

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     specified  Person  or other  Person  or (ii) with  respect  to any  natural
     Person, any Person having a relationship with such person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified Person, means the possession, direct or indirect, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of 10% or more of the voting
     securities   of  a  Person  will  be  deemed  to  be  control.   The  terms
     "controlling" and "controlled" have meanings correlative to the foregoing.

          "Board of Directors" means the Company's Board of Directors or a duly appointed committee of the Company's Board of Directors.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, or the city in which the principal corporate trust office of the Warrant Agent is located, are authorized or obligated by law or executive order to be closed.

          "Closing Price" means (a) if the Preferred Stock shall be then listed or admitted to trading on the New York Stock Exchange, the closing price on the NYSE-Consolidated Tape (or any successor composite tape reporting transactions on the New York Stock Exchange) or, if such a composite tape shall not be in use or shall not report transactions in the Preferred Stock, or if the Preferred Stock shall be listed on a stock exchange other than the New York Stock Exchange, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Preferred Stock are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Preferred Stock have been traded on such day or, if the Closing Price is being determined for the purpose of determining the "Fair Market Value", during the 20 consecutive trading days referred to in the definition of the term "Fair Market Value"); or

          (b) if the Preferred Stock is not listed or admitted to trading, the average of the closing sale prices as reported by the NASDAQ National Market System or, if the Preferred Stock is not included on such system, the average of the closing bid and asked prices of the Preferred Stock in the over-the-counter market as reported by any system maintained by the NASD or any comparable system or, if the Preferred Stock is not included for quotation in any such system, the average of the closing bid and asked prices as furnished by two members of the NASD selected reasonably and in good faith from time to time by the Board of Directors for that purpose; or

          (c) if the Preferred Stock is not listed or admitted to trading and in the absence of one or more such quotations, the Fair Market Value shall be as reasonably determined

731156.6
                                        2

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     in good  faith by the  Board of  Directors  (which  determination  shall be reasonably described in a written notice delivered to the Warrantholders) or, if an objection is made to such determination by a Qualifying Warrantholder (as defined below) in accordance with the following sentence, as determined by an Independent Appraiser in accordance with the following sentence. In the event that any Qualifying Warrantholder shall object to the determination of the Board of Directors of the Fair Market Value by delivering written notice to the Company within ten (10) Business Days
     following   the   receipt  by  such   Qualifying   Warrantholder   of  such
     determination of the Board of Directors, the Fair Market Value shall instead be determined in good faith by an Independent Appraiser. The determination of the Board of Directors of the Fair Market Value shall be binding and conclusive if no objection is made to such determination by a Qualifying Warrantholder in accordance with the terms set forth above in this paragraph. The fees and expenses of any Independent Appraiser determining the Fair Market Value shall be borne by the Company and the determination by such Independent Appraiser of the Fair Market Value shall be binding and conclusive.

          "Common Stock" means the common stock, $0.01 par value per share, of the Company.

          "Company" means Marvel Enterprises, Inc., a Delaware corporation, and its successors and assigns.

          "Consummation Date" has the meaning set forth in the Plan of Reorganization.

          "Current Market Price" means the Closing Price of the Common Stock as of the day immediately preceding the day on which the Current Market Price is determined, or, in the case of a firm commitment underwriting, the Closing Price on the date on which the price at which the Company is contractually bound to sell its Common Stock in an underwritten offering is fixed.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

          "Exercise Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall be determined as described below, in each case subject to adjustment from time to time pursuant to Section 11 hereof. With respect to each series of Warrants issued on a particular Warrant Distribution Date, the Exercise Price shall be an amount per share of Preferred Stock as follows:


731156.6
                                        3

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
If the Warrant Distribution Date is        But Before:                              Then the
a date on or after:                                                                 Exercise
                                                                                      Price
                                                                                    shall be:

[The Consummation Date]                    [The date 30 days after the                 $10.65
                                           Consummation Date]

[The date 30 days after the                [The date 60 days after the                 $10.76
Consummation Date]                         Consummation Date]

[The date 60 days after the                [The date 90 days after the                 $10.86
Consummation Date]                         Consummation Date]

[The date 90 days after the                [The date 120 days after the                $10.97
Consummation Date]                         Consummation Date]

[The date 120 days after the               [The date 150 days after the                $11.08
Consummation Date]                         Consummation Date]

[The date 150 days after the               [The date 180 days after the                $11.19
Consummation Date]                         Consummation Date]

[The date 180 days after the               [The date 210 days after the                $11.31
Consummation Date]                         Consummation Date]

[The date 210 days after the               [The date 240 days after the                $11.42
Consummation Date]                         Consummation Date]

[The date 240 days after the               [The date 270 days after the                $11.53
Consummation Date]                         Consummation Date]

[The date 270 days after the               [The date 300 days after the                $11.65
Consummation Date]                         Consummation Date]

[The date 300 days after the               [The date 330 days after the                $11.76
Consummation Date]                         Consummation Date]

[The date 330 days after the               [The date 360 days after the                $11.88
Consummation Date]                         Consummation Date]

          "Expiration Date" means the first business day occurring more than six months after the applicable Warrant Distribution Date.

          "Fair Market Value" means, with respect to any share of Preferred Stock, as of the date of determination the average of the daily Closing Price for each of the 20 consecutive trading days preceding the date of such computation.

731156.6
                                        4

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          "Holder" or "Warrantholder" means the registered holder of a Warrant.

          "Independent Appraiser" means any nationally recognized investment banking firm or accounting firm (other than any investment banking firm or accounting firm having a significant ongoing relationship with the Company or the Qualifying Warrantholder at the time of the appraisal) selected jointly in good faith by the Board of Directors and the Qualifying Warrantholder, whose fees and expenses shall be paid by the Company.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity.

          "Plan of Reorganization" has the meaning set forth in the preamble hereof.

          "Preferred Stock" has the meaning set forth in the preamble hereof.

          "Qualifying Warrantholder" means any Warrantholder (or group of Warrantholders) that, at the time of any objection to the determination of the Board of Directors of the Fair Market Value, beneficially owns collectively, together with its Affiliates, at least ten percent (10%) of the Warrants on a fully diluted basis.

          "Register" has the meaning set forth in Section 5(c) hereof.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder.

          "Transfer Agent" has the meaning set forth in Section 10 hereof.

          "Warrant Agent" means American Stock Transfer & Trust Company or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

          "Warrant Certificates" has the meaning set forth in the preamble hereof.

          "Warrant Distribution Date" has the meaning set forth in the preamble hereof.

          "Warrants" has the meaning set forth in the preamble hereof.

          "Warrants Shares" means the shares of Preferred Stock issued or issuable upon the exercise of the Warrants pursuant to the terms of this Agreement.


731156.6
                                        5

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          SECTION 2.  Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

          SECTION 3. Warrant Certificates. (a) The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only, shall be substantially in the form set forth in Exhibit A attached hereto and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers, designations or other marks of identification and such legends, summaries and endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may from time to time be listed. Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

          (b) The Warrant Certificates shall be issued at such time, and from time to time, as provided in the Plan of Reorganization. Each Warrant Certificate issued as of a particular Warrant Distribution Date and the Warrants represented thereby shall be designated as a separate series (i.e., Class B, Series 1; Class B, Series 2; etc.).

          (c)  Pending  the  preparation  of  definitive  Warrant  Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued.

          (d) If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Warrant Agent, without charge to the Holder. Temporary Warrant Certificates so surrendered for exchange shall be canceled by the Warrant Agent and disposed of by the Warrant Agent in a manner satisfactory to the Company. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

          SECTION 4. Execution of Warrant Certificates. (a) Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or a Vice President of the Company. Such signature upon the Warrant Certificates may be manual or in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President or Vice President of the Company, and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President or Vice President of the Company, notwithstanding the

731156.6
                                        6
fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office.

          (b) In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or delivered to the Holder thereof, such Warrant Certificates nevertheless shall be countersigned and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, unless the Warrant Agent has received written instructions from the Company not to countersign and deliver such Certificates; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

          SECTION 5. Registration and Countersignature. (a) The Company and the Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a Register (as hereinafter defined) as they are issued by the Company which such register shall be maintained in accordance with Section 5(c) hereof.

          (b) Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the Chief Executive Officer, the President or a Vice President of the Company, initially countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

          (c) The Company shall maintain, or cause to be maintained, a register (the "Register") of the Warrants at its registered office, at the principal office of the Warrant Agent or at any other place in the United States of America designated by the Company, showing (i) the names and the latest known address of each person who is or has been a Holder; (ii) the number of Warrants of each series held by each Holder; and (iii) the date and particulars of the issue and transfer of Warrants. The registered owner on the Register may be deemed and treated by the Company, the Warrant Agent and all other persons dealing with the Warrants evidenced thereby as the Holder and absolute owner thereof for any purpose and as the person entitled to exercise the right represented thereby, or to the transfer on the books of the Company, any notice to the contrary notwithstanding, and, until such transfer of the Warrant on such books in accordance with the provisions of this Agreement, the Company may treat the registered owner on the Register as the owner for all purposes.

          SECTION 6. Registration of Transfers and Exchanges. (a) The Warrant Agent shall from time to time, subject to the limitations of Section 7 hereof, register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon

731156.6
                                        7
surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer a new Warrant Certificate(s) of like tenor and representing in the aggregate the number and series of Warrants transferred, shall be issued to the transferee(s), and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Upon any partial transfer, a new Warrant Certificate of like tenor and representing in the aggregate the number and series of Warrants which were not so transferred, shall be issued to, and in the name of, the Warrantholder. Canceled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

          (b) Any Warrant Certificate of a particular series may be exchanged, subdivided or combined with other Warrant Certificates of the same series evidencing the same rights as the rights evidenced thereby upon presentation and surrender thereof at the principal office of the Warrant Agent, together with a written notice signed by the Holder hereof specifying the denominations in which new Warrant Certificate(s) are to be issued. Upon presentation and surrender of any Warrant Certificates of a particular series, together with such written notice, for exchange, subdivision or combination of such Warrant Certificates, the Company will issue a new Warrant Certificate or Warrant Certificates, in the denominations requested, of the same series and like tenor entitling the Holder(s) thereof to purchase the same aggregate number of Warrant Shares as the Warrant Certificate(s) so surrendered. Such new Warrant Certificate(s) will be registered in the name of the Holder submitting such request. Any Warrant Certificate surrendered for exchange, subdivision or combination shall be canceled promptly upon the issuance of such new Warrant Certificate(s) and then be disposed of by such Warrant Agent in a manner satisfactory to the Company.

          (c) The Warrant Agent is hereby authorized to countersign and deliver, in accordance with the provisions of this Section 6 and of Section 5 hereof, the new Warrant Certificates required pursuant to the provisions of this Section 6.

          SECTION 7. Terms of Warrants; Exercise of Warrants. (a) The Warrants issued hereunder shall be identical in form except (i) that each Warrant Certificate issued as of a particular Warrant Distribution Date and the Warrants represented thereby shall be designated as a separate series (i.e., Class B, Series 1; Class B, Series 2; etc.), and (ii) as to variations among each series of Warrants as to the applicable Exercise Price and the applicable Expiration Date.

          (b) Subject to the terms of this Agreement, each Holder shall have the right, upon payment of the applicable Exercise Price then in effect for such Holder's series of Warrants in accordance with the terms of this Agreement, from and after the date of issuance of such of Warrants until 5:00 p.m., New York City time, on the applicable Expiration Date for such series of Warrants, to receive from the Warrant Agent on behalf of the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such series of Warrants. Each Warrant not exercised on or before 5:00 p.m., New

731156.6
                                        8

York City time, on the applicable Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

          (c) The Warrants may be exercised during normal business hours on any Business Day on or prior to the applicable Expiration Date upon surrender to the Warrant Agent on behalf of the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrants to be exercised with the form of subscription to purchase on the reverse thereof duly completed and signed, and upon payment to the Warrant Agent for the account of the Company of the applicable Exercise Price as adjusted as herein provided, for each of the Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price for the number of Warrant Shares specified in the subscription form shall be made by wire transfer or by certified or official bank check payable to the order of the Company in immediately available funds in lawful money of the United States of America.

          (d) Upon surrender of Warrants in accordance with this Section 7, and payment of the applicable Exercise Price as provided above, the Warrant Agent shall thereupon promptly notify the Company, and the Warrant Agent shall deliver or cause to be delivered, as promptly as possible thereafter, but in any event within three (3) Business Days of receipt of such surrender and payment, to the Holder of such Warrant Certificate appropriate evidence of ownership of any Warrant Shares or other securities or property (including any money) to which the Holder is entitled, and, to the extent possible, certificates representing the Warrant Shares or such other securities shall be in such denomination(s) as such Holder shall request, and registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver or cause to be delivered such evidence of ownership and any other securities or property (including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 13 hereof. Any such evidence of ownership shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the applicable Exercise Price, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder.

          (e) The Warrants shall be exercisable either in full or from time to time in part and, in the event that a Warrant Certificate is surrendered to the Warrant Agent for exercise of fewer than all of the Warrants represented by such Warrant Certificate at any time prior to the applicable Expiration Date, a new certificate evidencing the remaining Warrant or Warrants but otherwise identical to the surrendered Warrant Certificate (including, without limitation, of the same series) will be issued by the Company, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate pursuant to the provisions of this Section 7 and of Section 4 hereof as promptly as possible, but in any event within three (3) Business Days of receipt of the certificate evidencing the Warrants, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

731156.6
                                        9

          (f) All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to such Warrants exercised and concurrently pay to the Company as promptly as practicable, but in any event within five (5) Business Days of receipt, all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

          (g) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder by or from the Company available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

          SECTION 8. Payment of Taxes. The Company will pay all documentary stamp taxes and other governmental charges attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 9. Mutilated, Destroyed, Lost and Stolen Warrant Certificates.
(a) If (i) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (ii) the Company and the Warrant Agent receive evidence to their reasonable satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent such certificate or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant
Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon the Company's written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of and in substitution for any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of the same series, like tenor and for a like aggregate number of Warrants. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations as the Company may prescribe.

          (b)  Upon the  issuance  of any new  Warrant  Certificate  under  this
Section 9, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the payment of such other reasonable charges as the Company may prescribe, including reimbursement of reasonable fees and expenses of the Company and the Warrant Agent incidental thereto.


731156.6
                                       10

          (c) The provisions of this Section 9 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

          SECTION 10. Issuance of Warrant Shares. The Company will keep a copy of this Agreement on file with the transfer agent for the Preferred Stock (the "Transfer Agent") and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition, from time to time, from such Transfer Agent the certificates representing shares of the Preferred Stock and any cash which may be payable as provided in Section 13 hereof required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates representing shares of Preferred Stock for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13 hereof. The Company will furnish such Transfer Agent and the Warrant Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder of the Warrants pursuant to Section 14 hereof.

          SECTION 11. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The number and kind of Warrant Shares purchasable upon the exercise of Warrants and the applicable Exercise Price shall be subject to adjustment from time to time as follows, if at any time after the Consummation Date and prior to the applicable Expiration Date:

          (a) Stock Dividends. The Company shall pay a stock dividend or other distribution payable in shares of Preferred Stock or the number of shares of Preferred Stock shall have been increased by a subdivision or split-up of shares of Preferred Stock, then, on the date of the payment of such dividend or distribution (retroactive to the record date) or immediately after the effective date of subdivision or split-up, as the case may be, the number of Warrant Shares to be delivered upon exercise of the Warrants will be increased so that the Warrantholder will be entitled to receive the number of Warrant Shares that such Warrantholder would have owned immediately following such action had the Warrants been exercised immediately prior thereto or, in the case of a stock dividend or distribution, prior to the record date for determination of shareholders entitled thereto, and the applicable Exercise Price will be adjusted as provided in Section 11(g) hereof.

          (b) Combination of Stock. If the number of shares of Preferred Stock outstanding shall have been decreased by a combination of the outstanding shares of Preferred Stock, then, immediately after the effective date of such combination, the number of Warrant Shares to be delivered upon exercise of each Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of Warrant Shares that such Warrantholder would have owned immediately

731156.6
                                       11
          following such action had such Warrant been exercised immediately prior thereto, and the applicable Exercise Price will be adjusted as provided in Section 11(g) hereof.

          (c) Reorganization, Etc. If any capital reorganization of the Company, or any reclassification of the Preferred Stock, or any consolidation of the Company with or merger of the Company with or into any other Person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, shall be effected in such a way that the holders of Preferred Stock shall be entitled to receive stock, other securities, cash or other assets (whether such stock, other securities, cash or other assets are issued or distributed by the Company or another Person) with respect to or in exchange for Preferred Stock, then, upon exercise of each Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities, cash or other assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of Warrant Shares that such Warrantholder would have been entitled to receive upon exercise of such Warrant had such Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments (as determined in good faith by the Board of Directors of the Company). Adjustments for events subsequent to the effective date of such a reorganization, reclassification, consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, merger, conveyance, lease, transfer or otherwise so that the provisions set forth herein for the protection of the rights of the Warrantholders shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Section 11 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

          (d) Adjustment for Rights Issue. In case the Company shall issue rights, options, warrants or other securities convertible or exchangeable for Preferred Stock or for any other such right, option or warrant (collectively, "Rights") to all holders of its outstanding Preferred Stock entitling them to subscribe for, purchase or obtain upon conversion or exchange shares of Preferred Stock at a Price Per Share which is lower at the record date mentioned below than either
          (x) the then current Fair Market Value per share of Preferred Stock or
          (y) the Exercise Price, or both, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on the date

731156.6
                                       12
          of issuance of such Rights plus the additional Number of Shares of Preferred Stock offered for subscription, purchase or issuance upon conversion or exchange in connection with such Rights and the denominator of which shall be the number of shares of Preferred Stock outstanding on the date of issuance of such Rights plus the number of shares which the aggregate Gross Proceeds received or receivable by the Company upon exercise of such Rights would purchase at the greater of (x) the Fair Market Value per share of Preferred Stock at such record date or (y) the Exercise Price. Such adjustment shall be made whenever Rights are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive Rights. As used herein, "Price Per Share" shall be defined and determined in accordance with the following formula:

               P = R/N

               where

               P = Price Per Share;

               R = the "Gross Proceeds" received or receivable by the Company in respect of Rights which shall be the total amount received or receivable by the Company in consideration for the issuance and sale of such Rights plus the aggregate amount of additional consideration payable to the Company upon exercise thereof; provided that the proceeds received or receivable by the Company shall be the cash proceeds before deducting therefrom any cash compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services; and

               N = the "Number of Shares," which in the case of Rights is the maximum number of shares of Preferred Stock initially issuable upon exercise thereof.

          (e) Adjustment for Other Distributions. (i) In case the Company shall distribute to all holders of its shares of Preferred Stock (x) evidences of indebtedness or assets (excluding cash dividends or distributions payable out of the consolidated earnings or surplus legally available for such dividends or distributions and dividends or distributions referred to in paragraphs (a), (c) or (d) above) of the Company or any subsidiary or (y) shares of capital stock of a subsidiary of the Company (such evidences of indebtedness, assets and securities as set forth in clauses (x) and (y) above, collectively, "Assets"), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the

731156.6
                                       13
          numerator of which shall be the Fair Market Value per share of Preferred Stock on the date of such distribution and the denominator of which shall be such Fair Market Value per share of Preferred Stock less the fair value as of such record date as determined reasonably and in good faith by the Board of Directors of the Company of the portion of the Assets applicable to one share of Preferred Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                    (ii) In case the Company shall issue any shares of Preferred
               Stock or Common Stock or rights, options or warrants to acquire shares of Preferred Stock or Common Stock, other than Exempted Issuances (as defined below) and other than issuances covered by other clauses of this Section 11, within the first six months after the Consummation Date at an Issue Price (as defined below) which is lower than (A) in the case of issuances of shares of Preferred Stock or rights, options or warrants to acquire shares of Preferred Stock, the then current Exercise Price, or (B) in the case of issuances of shares of Common Stock or rights, options or warrants to acquire shares of Common Stock, the quotient of the current Exercise Price divided by the number of shares of Common Stock (the "Conversion Number") then issuable on conversion of a share of Preferred Stock, then the Exercise Price of all outstanding Warrants and Warrants issued thereafter shall be adjusted to a price equal to the Issue Price, if the adjustment is triggered by the issuance of shares of Preferred Stock or of rights, options or warrants to acquire shares of Preferred Stock, or equal to the product of the Issue Price multiplied by the Conversion Number, if the adjustment is triggered by the issuance of shares of Common Stock or of rights, options or warrants to acquire shares of Common Stock. "Exempted Issuances" means securities issuances contemplated by the Plan of Reorganization (including securities issuable on conversion or exercise of securities contemplated by the Plan of
               Reorganization), issuances of shares of Preferred Stock as dividends on shares of Preferred Stock and issuances pursuant to employee benefit plans of shares of, and options to acquire shares of, Common Stock, provided that such issuances pursuant to employee benefit plans which are vested or scheduled to vest prior to the Expiration Date do not exceed, in the aggregate, 5% of the sum of the shares of Common Stock outstanding as of the Consummation Date and subject to issuance upon conversion of shares of Preferred Stock outstanding as of the Consummation Date. "Issue Price" means (i) in the case of the issuance of Preferred Stock or Common Stock for cash, the amount of the cash proceeds received or receivable by the Company before deducting therefrom any cash compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others

731156.6
                                       14
               performing similar services; (ii) in the case of the issuance of Preferred Stock or Common Stock for a consideration in whole or in part other than cash, the fair value of such consideration as determined by the Board of Directors of the Company in good faith.

                    (iii) In case the Company shall issue any shares of Preferred Stock or Common Stock or rights, options or warrants to acquire shares of Preferred Stock or Common Stock, other than Exempted Issuances and other than issuances covered by other clauses of this Section 11, more than six months after the Consummation Date but prior to the Expiration Date for an Issue Price which is lower than (A) in the case of issuances of shares of Preferred Stock or rights, options or warrants to acquire shares of Preferred Stock, both the then current Exercise Price and the product of the Conversion Number multiplied by the Current Market Price of the Common Stock on the date of issuance, or (B) in the case of issuances of shares of Common Stock or rights, options or warrants to acquire shares of Common Stock, both the quotient of the current Exercise Price divided by the Conversion Number and the Current Market Price of the Common Stock on the date of issuance, then the Exercise Price of all outstanding Warrants and Warrants issued thereafter shall be changed to an amount equal to the Issue Price, if the adjustment is triggered by the issuance of shares of Preferred Stock or of rights, options or warrants to acquire shares of Preferred Stock, or equal to the product of the Issue Price multiplied by the Conversion Number, if the adjustment is triggered by the issuance of shares of Common Stock or of rights, options or warrants to acquire shares of Common Stock.

          (f) Carryover. Notwithstanding any other provision of this Section 11, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrantholder (or to the applicable Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the earlier to occur of (i) the exercise of all or any portion of a Warrant and (ii) the next subsequent adjustment that, together with any adjustments so carried forward, shall amount to 1% or more of the number of Warrant Shares to be so delivered.

          (g) Exercise Price Adjustment.

               (i) Whenever the number of Warrant Shares purchasable upon the exercise of the Warrants is adjusted as provided pursuant to this
               Section 11, the applicable Exercise Price payable upon the exercise of a Warrant shall be adjusted by multiplying such
               Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of

731156.6
                                       15

               Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter; provided, however, that the applicable Exercise Price for each Warrant Share shall in no event be less than the par value of such Warrant Share.

               (ii) If at any time, the Company shall pay to holders of record of Preferred Stock any cash dividends or other cash distributions, then, on the date of the payment of such dividend or distribution (retroactive to the record date), the applicable Exercise Price payable upon the exercise of such Warrant shall be adjusted by reducing the applicable Exercise Price by the amount of such dividend or distribution applicable to one share of Preferred Stock; provided, however, that the applicable Exercise Price for each Warrant Share shall in no event be less than the par value of such Warrant Share.

          (h) Decrease in Exercise Price. The Company, in its sole discretion, shall have the right at any time, or from time to time, to decrease the applicable Exercise Price of the Warrants and/or increase the number of Warrants Shares issuable upon the exercise of the Warrants, including as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to recipients.

          (i) Other Adjustments.

                    (A) In case the Company  shall issue any shares of Preferred
               Stock or Common Stock or rights, options or warrants to acquire shares of Preferred Stock or Common Stock, other than Exempted Issuances and other than issuances covered by other clauses of this Section 11, more than six months after the Consummation Date but prior to the Expiration Date for an Issue Price which is (x) in the case of issuances of shares of Preferred Stock or rights, options or warrants to acquire shares of Preferred Stock, equal to or greater than the then current Exercise Price but less than the product of the Conversion Number multiplied by the Current Market Price of the Common Stock on the date of issuance, or (y) in the case of issuances of shares of Common Stock or rights, options or warrants to acquire shares of Common Stock, equal to or greater than the quotient of the current Exercise Price divided by the Conversion Number but less than the Current Market Price of the Common Stock on the date of issuance, then the Board of Directors shall make such adjustments, if any, in the application of the purchase rights of the Holders pursuant to this Section 11, in accordance with the essential intent and principles of the provisions of this Section 11, as shall be reasonably necessary, in the good faith

731156.6
                                       16
               opinion of the Board of Directors, to protect such purchase rights as aforesaid.

                    (B) If any event occurs as to which the foregoing provisions of this Section 11 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly protect the purchase rights of the Holders in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.

          (j) Further Equitable Adjustments. If, after one or more adjustments to the applicable Exercise Price pursuant to this Section 11, the applicable Exercise Price cannot be reduced further without falling below the greater of (i) $0.01 or (ii) the lowest positive exercise price legally permissible for warrants to acquire shares of Preferred Stock, the Company shall make further adjustments to compensate the Holder, consistent with the foregoing principles, as the Board of Directors, acting in good faith, deems necessary, including an increase in the number of Warrant Shares issuable upon exercise of outstanding Warrants and/or a cash payment to the Holders.

          SECTION 12. Statement on Warrants. Irrespective of any adjustment(s) in the number or kind of Warrant Shares issuable upon the exercise in whole or in part of the Warrants or the applicable Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares as are stated in the Warrants initially issuable from time to time pursuant to this Agreement, all subject to further adjustment as provided herein.

          SECTION 13. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Preferred Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Preferred Stock would, except for the provisions of this
Section 13, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall (i) direct and deposit with the Transfer Agent an amount sufficient to pay an amount in cash calculated by it to equal the then current Fair Market Value per share multiplied by such fraction computed to the nearest whole cent and (ii) deliver to the Transfer Agent a written certificate of an officer of the Company setting forth the then current Fair Market Value per share which certificate shall be conclusive evidence of the correctness of the matters set forth therein, absent clear error. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to

731156.6
                                       17
receive any fraction of a share of Preferred Stock or a stock certificate representing a fraction of a share of Preferred Stock.

          SECTION 14. Notices to Warrantholders. (a) Upon any adjustment of the applicable Exercise Price or number of Warrant Shares issuable pursuant to
Section 11 hereof, the Company shall as promptly as practicable (x) give a written certificate of the Company to the Warrant Agent of such adjustment or adjustments which certificate shall set forth for each series of Warrant (i) the number of Warrant Shares issuable upon the exercise of a Warrant of such series and the applicable Exercise Price after such adjustment, (ii) a brief statement of the facts requiring such adjustment, (iii) the computation by which such adjustment was made, and (y) cause to be given to each of the registered Holders of the Warrant Certificates at his address appearing on the Register written notice of such adjustments by first-class mail, postage prepaid. The Warrant Agent shall be entitled to rely on the above-referenced certificate(s) and shall be under no duty or responsibility with respect to any such certificate(s), except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of Warrant Shares or other stock or property issuable on exercise of the Warrants or the applicable Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any Warrant Shares or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Share or stock certificates or other stock, securities or property upon the exercise of any Warrant.

          (b) In addition to the notice requirements in Section 14(a), the Company will give to the Warrantholder all notices which are required to be given by the Company under the Restated Certificate of Incorporation to the holders of Preferred Stock.

          (c) With respect to each series of Warrants, prior to the applicable Expiration Date, and for so long as such series of Warrants have not been exercised in full, in the event of:

          (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, indebtedness or property, or to receive any other right, option or warrant; or

          (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), any consolidation or merger involving the Company and any other party or any transfer of all or substantially all the assets of the Company to any other

731156.6
                                       18
     party or any tender offer or exchange offer by the Company for shares of Common Stock or Preferred Stock; or

          (iii)  any  voluntary  or  involuntary  dissolution,   liquidation  or
     winding-up of the Company,

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each Warrantholder of such series of Warrant at such Warrantholder's address appearing on the Warrant Register, at least twenty (20) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock or Preferred Stock are entitled to receive any such rights, options, warrants or distributions are to be determined, or
(ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock or Preferred Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, as well as the date as of which it is expected that the holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up. The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or action, or the vote upon any of the foregoing.

          (d) If there is any conversion adjustment under Section 6 of the Restated Certificate of Incorporation with respect to the Preferred Stock at any time from after the date hereof and prior to the Expiration Date, an adjustment shall be made to the number of shares of Preferred Stock issuable upon exercise of this Warrant as if this Warrant was exercised for Preferred Stock as of the date hereof.

          SECTION 15. Reservation of Warrant Shares, Etc. (a) The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Warrants, free from preemptive rights, liens, security interests and other encumbrances, such number of shares of authorized but unissued or treasury shares of Preferred Stock and Common Stock, or other stock or securities deliverable pursuant to Section 11, as shall be required for issuance or delivery upon exercise of the Warrants. Without limiting the generality of the foregoing, the Company agrees that it will not take any action which would result in Warrant Shares when issued not being validly and legally issued and fully paid and nonassessable. The Company hereby represents that, as of the date hereof, it has sufficient shares of Preferred Stock and Common Stock reserved for issuance upon exercise of all outstanding Warrants.


731156.6
                                       19

          SECTION 16. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance thereof, shall be bound:

          (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates or Warrant Shares or payment or refund of the applicable Exercise Price except as herein otherwise provided.

          (b) The Warrant Agent may consult at any time with counsel satisfactory to it and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect to any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (c) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, reasonable costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence, bad faith or willful misconduct.

          (d) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders, as the respective rights or interests may appear.

          (e) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company

731156.6
                                       20
          or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (f) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder or the Company to make or cause to be made any adjustment of the applicable Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

          SECTION 17. Merger,  Consolidation or Change of Name of Warrant Agent.
(a) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.


731156.6
                                       21

          SECTION 18. Resignation and Removal of Warrant Agent; Appointment of Successor. (a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder at his last address as shown on the Register a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than US$50,000,000. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 18(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

          (b) Any corporation into which the Warrant Agent or any new warrant agent may be merged shall be a successor Warrant Agent under this Agreement without any further act. Any such successor Warrant Agent shall, at the Warrant Agent's expense, promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the Register.

          SECTION 19. Money and Other Property Deposited with the Warrant Agent. Any money, securities and other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited, which such purpose shall be stated in writing in reasonable detail and delivered to the Warrant Agent; but such moneys, securities or other property need not be segregated from other funds, securities or other property of the

731156.6
                                       22

Warrant Agent except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to any Holder by mailing by first-class mail a check in such amount as is appropriate to such Holder at the address shown on the Register, or as it may be otherwise directed in writing by such Holder, upon surrender of such Holder's Warrants. Any money or other property deposited with the Warrant Agent for payment and distribution to any Holder that remains unclaimed for two years, less one day after the date the money was deposited with the Warrant Agent, shall be paid to the Company upon its request therefor.

          SECTION 20. Compliance with Government Regulations; Qualification under the Securities Laws.

          (a) The Company covenants that if the shares of Preferred Stock or Common Stock required to be reserved for purposes of exercise of Warrants require, under any federal or state law, registration with or approval of any governmental authority before such shares may be issued upon exercise or to allow the resale or transfer thereof by the Holders generally, the Company will, unless the Company has received an opinion of counsel to the effect that such registration is not then permitted by such laws, use reasonable best efforts to cause such shares to be duly so registered or approved, as the case may be; provided that in no event shall such shares of Preferred Stock or Common Stock be issued, and the exercise of all Warrants shall be suspended, for the period during which any such registration or approval is required for the issuance of such shares upon exercise but is not in effect; provided, further, that the Expiration Date shall be extended one day for each day (or portion thereof) that any such suspension is in effect. The Company shall promptly notify the Warrant Agent of any such suspension, and the Warrant Agent shall have no duty, responsibility or liability in respect of any shares of Preferred Stock or Common Stock issued or delivered prior to its receipt of such notice. The Company shall promptly notify the Warrant Agent of the termination of any such suspension, and such notice shall set forth the number of days that the applicable Exercise Period shall be extended as a result of such suspension. The foregoing provisions of this Section 20 shall not require that the Company effect or obtain any such registration or approval of such shares of Preferred Stock or Common Stock in order to allow the resale or transfer thereof by any Person that may be an underwriter for purposes of Section 1145 of Chapter 11, Title 11 of the United States Code or to whom such registration or approval requirement is applicable as a result of that Person being an Affiliate of the Company or Marvel.

          (b) The Company covenants that it shall, until the expiration of one year after the final Expiration Date of any Warrants, make available adequate current public information with respect to the Company so as to satisfy paragraph (c) of Rule 144 under the Securities Act.


731156.6
                                       23

          (c) The Company covenants that it shall use commercially reasonable efforts to have the Preferred Stock listed on the New York Stock Exchange, subject to official notice of issuance and subject to satisfaction of the Warrants with listing requirements, as soon as practicable after the date hereof.

          SECTION 21. Notices. (a) Any notice pursuant to this Agreement to be given by the Warrant Agent or by any Holder to the Company shall be deemed given
(x) if delivered personally, then at the time of delivery, (y) if sent by overnight courier service, then at the time of delivery, or (z) if mailed by first-class, certified or overnight mail, five (5) Business Days after having been deposited in the mail with postage prepaid, in each case addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                        Marvel Enterprises, Inc.
                        685 Third Avenue
                        New York, New York 10017
                        Facsimile No.: 212-682-5272
                        Telephone: 212-588-5100
                        Attention: Corporate Secretary

          (b) In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

          (c) Any notice pursuant to this Agreement to be given by the Company or by any Holder to the Warrant Agent shall be deemed given (x) if delivered personally, then at the time of delivery, (y) if sent by overnight courier service, then at the time of delivery, or (z) if mailed by first-class, certified or overnight mail, five (5) Business Days after having been deposited in the mail with postage prepaid, in each case addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                     American Stock Transfer & Trust Company
                     40 Wall Street
                     New York, New York  10005

          (d) Any notice pursuant to this Agreement to be given by the Company or by the Warrant Agent to any Holder shall be deemed given (x) if delivered personally, then at the time of delivery, (y) if sent by overnight courier service, then at the time of delivery, or (z) if mailed by first-class, certified or overnight mail, five (5) Business Days after having been deposited in the mail with postage prepaid, in each case addressed to the Holder at such Holder's address as shown on the Register. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.


731156.6
                                       24

          (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          (f) If the Company mails a notice or communication to a Holder or Holders, it shall deliver a copy of such notice to the Warrant Agent at the same time.

          SECTION 22. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of Holders, including supplements or amendments referred to in the first sentence of this Section 22, shall require the written consent of Holders representing a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the applicable Exercise Price would be increased or number of Warrant Shares purchasable upon exercise of Warrants would be decreased.

          SECTION 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 24. Termination. With respect to each series of Warrants, this Agreement (other than the Company's obligations with respect to Warrants of such series previously exercised and with respect to indemnification under Section
18) shall terminate at 5:00 p.m., New York City time, on the applicable Expiration Date.

          SECTION 25. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

          SECTION 26. Benefits of This Agreement. (a) Nothing in this Agreement shall be construed to give any person other than the Company, the Warrant Agent and the Warrantholders (or other respective successors or assigns) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrantholders (and other respective successors or assigns).

          (b) Prior to the exercise of the Warrants, no Holder as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be

731156.6
                                       25
specifically provided for herein. No provisions hereof, in the absence of affirmative action by the Warrantholder hereof to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such Warrantholder as a stockholder of the Company.

          (c) All rights of action in respect of this Agreement are vested in the Holders, and any Holder without the consent of the Warrant Agent or the Holder, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.

          SECTION 27. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 28. Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 29. Severability. Any term or provision of this Agreement or the Warrants which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the other terms and provisions of this Agreement or the Warrants or affecting the validity or enforceability of any of the terms or provisions of this Agreement or the Warrants in any other jurisdiction.



731156.6
                                       26

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                          MARVEL ENTERPRISES, INC.


                          By:  /S/ WILLIAM H. HARDIE, III
                               ---------------------------------------
                          Name:     William H. Hardie, III
                          Title:    Executive Vice President, Business Affairs


                          AMERICAN STOCK TRANSFER & TRUST
                          COMPANY


                          By:  /s/ HERBERT J. LEMMER
                               ---------------------------------------
                          Name:     Herbert J. Lemmer
                          Title:    Vice President





731156.6
                                       27

                                                                       EXHIBIT A

          EXERCISABLE   ON  OR  BEFORE   5:00   P.M.   NEW  YORK  CITY  TIME  ON
          -----------------.

Class B, Series __ No._______________                  Cusip No._______________

                                   _________________Class B, Series __ Warrants


                [Form of Class B, Series __ Warrant Certificate]

                            MARVEL ENTERPRISES, INC.

             (Incorporated under the laws of the State of Delaware)


          This Warrant Certificate certifies that _________ or its registered assigns, is the registered holder of Class B, Series __ Warrants expiring __________ (the "Warrants") to purchase shares of Preferred Stock (the
"Preferred Stock"), of Marvel Enterprises, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the registered holder upon exercise at any time during normal business hours after the date hereof and on or before 5:00 p.m., New York City time, on _______________, to receive from the Company _________ fully paid and nonassessable shares of Preferred Stock (each such share a "Warrant Share") at the initial exercise price (the "Exercise Price") of $_______ per share payable in accordance with the terms, provisions and conditions of the Warrant Agreement referred to on the reverse hereof upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the terms, provisions and conditions set forth herein and in the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment from time to time upon the occurrence of certain events set forth in the Warrant Agreement.

          No Warrant may be exercised after 5:00 p.m., New York City time, on ___________ and, to the extent not exercised by such time, such Warrants shall become void.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          The terms of this Warrant Certificate are qualified in their entirety by reference to the Warrant Agreement and, in the event of a conflict between the terms of this Warrant Certificate and the terms of the Warrant Agreement, the terms of the Warrant Agreement shall

                                       A-1
731156.6
control the rights, interests and obligations of the holders of the Warrants, the Warrant Agent and the Company with respect to the Warrants.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

          This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by a duly authorized Officer.

Dated:

                                          MARVEL ENTERPRISES, INC.


                                          By
                                             ----------------------------------
                                          Name:
                                          Title:


Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent


By
  ------------------------------------
         Authorized Signature



                                       A-2
731156.6

                                 [REVERSE SIDE]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Preferred Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of _________ __, 1998 (the "Warrant Agreement"), duly executed and delivered by the Company to American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holders) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

          Payment of the Exercise Price may be made, at the option of the holder, in cash by wire transfer or by certified or official bank check payable to the order of the Company in immediately available funds in lawful money of the United States of America.

          Upon due presentation for registration of transfer of this Warrant Certificate, with or without other Warrant Certificates, at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, with or without other Warrant Certificates, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes. Neither the Warrants nor this Warrant Certificate entities any holder hereof to any rights of a stockholder of the Company.



                                       A-3
731156.6

                                SUBSCRIPTION FORM

          (To be executed only upon exercise of Warrants represented by this Warrant Certificate)

To:      American Stock Transfer & Trust Company,
             as Warrant Agent
         40 Wall Street
         New York, New York  10005

          The undersigned hereby irrevocably exercises [_____________] of the Class B, Series __ Warrants represented by this Warrant Certificate and herewith makes payment in accordance with the terms and conditions specified in this Warrant Certificate and in the Warrant Agreement and surrenders this Warrant Certificate and all right, title and interest therein to and directs that the shares of Preferred Stock of Marvel Enterprises, Inc. (the "Warrant Shares") deliverable upon the exercise of such Class B, Series __ Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:
                                        ---------------------------------------
                                        (Signature of Owner)


                                        ---------------------------------------
                                        (Street Address)


                                        ---------------------------------------
                                        (City)      (State)          (Zip Code)

                                        Signature Guaranteed By:


                                        ---------------------------------------


Securities and/or check or other property (including, if such number of Class B, Series __ Warrants exercised shall not be all of the Class B, Series __ Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Class B, Series __ Warrants) to be issued or delivered to:

Name:

Street Address:

City, State and Zip Code:

Please insert social security or identifying number:

                                       A-4
731156.6

                               FORM OF ASSIGNMENT

          For value received from the Assignee(s) named below, the undersigned registered Holder of this Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Class B, Series __ Warrants constituting a part of the Class B, Series __ Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Class B, Series __ Warrants set forth below:


                                         Social Security
                                             or other
Name of Assignee         Address          Identifying No.       No. of Warrants
----------------         -------         ---------------        ---------------






and does hereby irrevocably constitute and appoint the undersigned's attorney to make such transfer on the books of maintained for the purposes, with full power of substitution in the premises.

Dated:

                                             ----------------------------------
                                             (Signature of Owner)


                                             ----------------------------------
                                             (Street Address)


                                             ----------------------------------
                                             (City)      (State)     (Zip Code)


                                             Signature Guaranteed By:


                                             ----------------------------------




                                       A-5
731156.6